Exhibit 10.8

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of May 11, 2011, is by and between MIDLAND STATES BANCORP, INC., an Illinois corporation and successor by merger to Midland States Bancorp, Inc., a Delaware corporation (“Borrower”), and RICHARD E. WORKMAN 2001 TRUST, an Illinois trust dated July 4, 2001 (“Lender”).

RECITALS:

A.            Borrower and Lender are parties to:

(i)            that certain Amended and Restated Credit Agreement, dated as of December 31, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”);

(ii)           that certain Amended and Restated 2009 Exchange and Warrant Purchase Agreement, dated as of December 31, 2010 (the “2009 Warrant Purchase Agreement”), pursuant to which Borrower issued and granted to Lender that certain Preferred Stock Purchase Warrant, dated December 31, 2010 (the “Series C Warrant”), which grants Lender the right to purchase up to 630 shares of Borrower’s Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Series C Preferred Stock”);

(iii)          that certain Amended and Restated 2010 Exchange and Warrant Purchase Agreement, dated as of December 31, 2010 (the “2010 Warrant Purchase Agreement”), pursuant to which Borrower issued and granted to Lender that certain Preferred Stock Purchase Warrant, dated December 31, 2010 (the “Series D Warrant”), which grants Lender the right to purchase up to 500 shares of Borrower’s Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Series D Preferred Stock”); and

(iv)          that certain Registration Rights Agreement, dated as of January 18, 2011 (the “Rights Agreement”), pursuant to which Borrower granted to Lender and its permitted assignees certain registration rights with respect to shares of Borrower’s common stock, par value $0.01 per share (“Common Stock”), including any of such common stock issuable upon conversion of any shares of Series C Preferred Stock or Series D Preferred Stock acquired upon exercise of the Series C Warrant or Series D Warrant, respectively.

B.            Borrower desires to amend the Credit Agreement, the 2009 Warrant Purchase Agreement, the 2010 Warrant Purchase Agreement and the Rights Agreement, and Lender is willing to do so on the terms and subject to the conditions set forth herein.

C.            Concurrently herewith, in connection with the amendment of the 2009 Warrant Purchase Agreement and the 2010 Warrant Purchase Agreement: (i) Borrower is executing and delivering to Lender that certain Preferred Stock Purchase Warrant, dated May 11, 2011, pursuant to which Lender has the right to purchase up to 630 shares of Borrower’s Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock (the “Series E Preferred Stock” and such Warrant, the “Series E Warrant”), and Lender is surrendering to Borrower the Series C

Warrant in exchange for the Series E Warrant; and (ii) Borrower is executing and delivering to Lender that certain Preferred Stock Purchase Warrant, dated May 11, 2011, pursuant to which Lender has the right to purchase up to 500 shares of Borrower’s Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock (the “Series F Preferred Stock” and such Warrant, the “Series F Warrant”), and Lender is surrendering to Borrower the Series F Warrant in exchange for the Series D Warrant.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.   Capitalized terms defined in the Credit Agreement which are used herein shall have the meanings as are set forth in the Credit Agreement on the date hereof for such terms unless otherwise defined herein, subject to the next sentence of this Section 1.  References to the Credit Agreement and the other Financing Documents shall be deemed to refer to such Financing Documents as amended hereby except in Sections 3, 4, 5, 6 and 7 where such references shall be deemed to refer to such documents before giving effect to the amendments set forth in this Agreement.

2.             Confirmation of Liabilities.  Borrower agrees and acknowledges that the obligations and the unpaid balance of the Liabilities remain outstanding as of the date hereof and shall remain outstanding after the Effective Date (as defined below) and after giving effect to the transactions contemplated hereby, and the continuance thereof are hereby acknowledged, confirmed and ratified in all respects.

3.             Amendments to Credit Agreement.  Subject to the complete satisfaction of all of the conditions set forth in Section 9 of this Agreement, the Credit Agreement is amended as follows:

3.1           The following definitions set forth in Section 1.1 of the Credit Agreement are deleted in their entirety:

“Series C Warrant” means that certain Series C Preferred Stock Warrant dated as of December 31, 2010 between Borrower and Lender.

“Series D Warrant” means that certain Series D Preferred Stock Warrant dated as of December 31, 2010 between Borrower and Lender.

3.2           The following definitions are added to Section 1.1 of the Credit Agreement:

“Series E Warrant” means that certain Series E Preferred Stock Purchase Warrant dated as of May 11, 2011 between Borrower and Lender.

“Series F Warrant” means that certain Series F Preferred Stock Purchase Warrant dated as of May 11, 2011 between Borrower and Lender.

3.3           The following definitions in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Financing  Documents” shall mean, collectively, this Agreement, the Notes, the Exchange Agreements, the Preferred Subscription Documents, the Registration Rights Agreement, the Warrants, and all other documents, instruments and agreements delivered to Lender in connection therewith (including without limitation the Governing Documents as amended in connection with the issuance of the Warrants).

“Warrants” shall mean, collectively, the Series E Warrant and the Series F Warrant.

3.4           Schedule 7.2 to the Credit Agreement is amended and restated as set forth in Schedule 7.2 attached hereto.

4.             Amendments to 2009 Warrant Purchase Agreement.  Subject to the complete satisfaction of all of the conditions set forth in Section 9 of this Agreement, the 2009 Warrant Purchase Agreement is amended as follows:

4.1           The following definitions are added to Section 1 of the 2009 Warrant Purchase Agreement:

“Series E Preferred Stock” shall mean Borrower’s Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock.

“Series F Preferred Stock” shall mean Borrower’s Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock.

4.2           Each occurrence of the term “Series C Preferred Stock” in the 2009 Warrant Purchase Agreement is deleted and replaced with the term “Series E Preferred Stock.”

4.3           Each occurrence of the term “Series C Warrant” in the 2009 Warrant Purchase Agreement is deleted and replaced with the term “Series E Warrant.”

4.4           Each occurrence of the term “Series D Warrant” in the 2009 Warrant Purchase Agreement is deleted and replaced with the term “Series F Warrant.”

4.5           Each reference to “Warrants” in the 2009 Warrant Purchase Agreement shall be deemed to be a reference to, collectively, the Series E Warrant and the Series F Warrant.

5.             Amendments to 2010 Warrant Purchase Agreement.  Subject to the complete satisfaction of all of the conditions set forth in Section 9 of this Agreement, the 2010 Warrant Purchase Agreement is amended as follows:

5.1           The following definitions are added to Section 1 of the 2010 Warrant Purchase Agreement:

“Series E Preferred Stock” shall mean Borrower’s Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock.

“Series F Preferred Stock” shall mean Borrower’s Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock.

5.2           Each occurrence of the term “Series D Preferred Stock” in the 2010 Warrant Purchase Agreement is deleted and replaced with the term “Series F Preferred Stock.”

5.3           Each occurrence of the term “Series C Warrant” in the 2010 Warrant Purchase Agreement is deleted and replaced with the term “Series E Warrant.”

5.4           Each occurrence of the term “Series D Warrant” in the 2010 Warrant Purchase Agreement is deleted and replaced with the term “Series F Warrant.”

5.5           Each reference to “Warrants” in the 2010 Warrant Purchase Agreement shall be deemed to be a reference to, collectively, the Series E Warrant and the Series F Warrant.

6.             Amendments to Rights Agreement.  Subject to the complete satisfaction of all of the conditions set forth in Section 9 of this Agreement, the Rights Agreement is amended as follows:

6.1           The following definitions set forth in Section 1.1 of the Rights Agreement are deleted in their entirety:

“Series C Warrant” means the Preferred Stock Purchase Warrant, dated December 31, 2010, pursuant to which the Company has granted the Initial Holder the right to purchase Series C Preferred Stock on the terms and conditions specified therein.

“Series D Preferred Stock” means the Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock of the Company.

“Series D Warrant” means the Preferred Stock Purchase Warrant, dated December 31, 2010, pursuant to which the Company has granted the Initial Holder the right to purchase Series D Preferred Stock on the terms and conditions specified therein.

6.2           The following definitions are added to Section 1.1 of the Rights Agreement:

“Series E Preferred Stock” means the Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock of the Company.

“Series E Warrant” means the Preferred Stock Purchase Warrant, dated May 11, 2011, pursuant to which the Company has granted the Initial Holder the right to purchase Series E Preferred Stock on the terms and conditions specified therein.

“Series F Preferred Stock” means the Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock of the Company.

“Series F Warrant” means the Preferred Stock Purchase Warrant, dated May 11, 2011, pursuant to which the Company has granted the Initial Holder the right to purchase Series F Preferred Stock on the terms and conditions specified therein.

6.3           The following definitions set forth in Section 1.1 of the Rights Agreement are amended and restated in their entirety as follows:

“Registrable Securities” means any shares of Common Stock: (a) held by the Initial Holder at any time, including any shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock currently held by the Initial Holder; (b) issued or issuable upon the conversion of any shares of Series E Preferred Stock or Series F Preferred Stock acquired or that may be acquired by any Holder upon the exercise of a Warrant; or (c) issued or issuable with respect to any shares of Common Stock referred to in the preceding clauses (a) and (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been sold pursuant to such registration statement, (ii) such securities shall have been sold to the public pursuant to Rule 144, (iii) such securities shall have ceased to be outstanding, or (iv) such securities have been transferred in a transaction in which the transferor’s rights hereunder are not assigned to a transferee or transferees in accordance with Section 6 hereof.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, exercise or otherwise, including successive exercises and conversions), whether or not such acquisition has actually been effected.

“Warrants” means, collectively, the Series E Warrant and the Series F Warrant.

6.4           Section 6 of the Rights Agreement is amended and restated in its entirety as follows:

6.             ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  The Initial Holder may assign, at any time, any or all of its rights hereunder with respect to any Registrable Securities held by the Initial Holder (but only with all related obligations) to an Affiliate, and any Holder (including the Initial Holder) may assign any or all of its rights hereunder (but only with all related obligations) to any Person or Persons to whom the Holder transfers or assigns (i) the Warrants, in whole or in part, in accordance with the terms and conditions thereof, (ii) any shares of Series E Preferred Stock or Series F Preferred Stock issued upon the exercise of the Warrants, or (iii) any shares of Common Stock issued upon the conversion of such Series E Preferred Stock or Series F Preferred Stock, with respect to any Registrable Securities acquired by such Person or Persons as a result of such transfer or assignment; provided that (i) the Company is, within thirty (30) Business Days after such transfer or assignment, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned and (ii) each such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement through the execution and delivery of a joinder, substantially in the form of Exhibit A hereto.

6.5           Exhibit A to the Rights Agreement is amended and restated in its entirety in the form of Exhibit A attached hereto.

7.             Amendments to Letter Agreement.  Subject to the complete satisfaction of all of the conditions set forth in Section 9 of this Agreement, that certain letter agreement dated December 31, 2010 between Lender and Borrower is amended by deleting clauses (f) and (g) of the first grammatical sentence thereof and inserting in lieu thereof the following:

(f) that certain Preferred Stock Purchase Warrant issued by the Company in favor of Lender regarding the Series E Preferred Stock (as amended, modified, supplemented or restated from time to time, the “Series E Warrant”), and (g) that certain Preferred Stock Purchase Warrant issued by the Company in favor of Lender regarding the Company’s Series F 9% Non-Cumulative Perpetual Convertible Stock (the “Series F Preferred Stock” and, together with the Series E Preferred Stock, collectively, the “Preferred Stock”) (as amended, modified, supplemented or restated from time to time, the “Series F Warrant” and, together with the Series E Warrant, collectively, the “Warrants”).

8.             Issuance of Warrants.

8.1           Issuance of Series E Warrant.  On the Effective Date: (a) Borrower shall issue and grant to Lender a Preferred Stock Purchase Warrant, in the form attached hereto as Exhibit B, pursuant to which Lender shall have the right to purchase up to 630 shares of Series E Preferred Stock, subject to adjustment as provided therein and on the terms and conditions specified therein (the “Series E Warrant”); and (b) Lender shall surrender to Borrower the Series C Warrant in exchange for the Series E Warrant.

8.2           Issuance of Series F Warrant.  On the Effective Date: (a) Borrower shall issue and grant to Lender a Preferred Stock Purchase Warrant, in the form attached hereto as Exhibit C, pursuant to which Lender shall have the right to purchase up to 500 shares of Series F Preferred Stock, subject to adjustment as provided therein and on the terms and conditions specified therein (the “Series F Warrant”; the Series E Warrant and the Series F Warrant are referred to herein, collectively, as the “Warrants”); and (b) Lender shall surrender to Borrower the Series D Warrant in exchange for the Series F Warrant.

9.             Conditions to Effective Date.  Sections 3, 4, 5, 6, 7 and 8 of this Agreement will become effective only when each of the following conditions has been satisfied as determined by Lender in its reasonable discretion (the date of such satisfaction being hereafter referred to as the “Effective Date”):

9.1           Documents.  Lender shall have received each of the following agreements, instruments and other documents, in each case in form and substance acceptable to Lender in its reasonable discretion:

(a)           this Agreement duly executed and delivered by Borrower and Lender;

(b)           the documents, instruments, agreements, opinions, certificates and other items listed on the Document Checklist attached hereto as Exhibit D; and

(c)           such other documents, instruments, agreements, opinions, certificates and other items as Lender may request.

9.2           Charter Amendment.  Borrower’s Charter has been amended to adopt the “Statement of Resolutions Establishing Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock” in the form attached hereto as Exhibit E and to adopt the “Statement of Resolutions Establishing Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock” in the form attached hereto as Exhibit F.

9.3           Proceedings; Approvals.  All corporate proceedings taken or to be taken in connection with the transactions contemplated hereby and all agreements, instruments, certificates and other documents relating thereto shall be in form and substance satisfactory to Lender as determined in its reasonable discretion.  All regulatory and other legal approvals required in connection with the transactions contemplated by this Agreement, if any, shall have been duly obtained and be in full force and effect.

9.4           Representations and Warranties; No Default.  As of the Effective Date, both immediately before and after giving effect to consummation of the transactions contemplated hereby: (a) the representations and warranties contained in this Agreement and in the Financing Agreements shall be true and correct; and (b) no Default or Event of Default shall exist.

9.5           Legal.  All regulatory and other legal matters relating to the transactions contemplated hereby shall be satisfactory to Lender (and its legal counsel).

9.6           Fees.  All fees and expenses required to be paid to Lender and Lender’s counsel on or prior to the Effective Date shall have been paid in full.

10.          Acknowledgment of Rights.  Borrower hereby acknowledges that, as of the Effective Date: (a) it has no defenses, claims or set-offs to the enforcement by Lender of the Liabilities, and (b) Lender has fully performed all undertakings and obligations owed to Borrower under the Financing Documents.

11.          Release.  Borrower, for itself and its shareholders, directors, officers, successors, assigns, heirs and representatives, does hereby fully, finally and unconditionally release and forever discharge Lender and each of its shareholders, affiliates, agents, attorneys, employees, directors, and officers and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever nature or description and whether in law or in equity under contract, tort, statute or otherwise, which Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Agreement, the Credit Agreement, the other Financing Documents, any proposal letter, commitment letter or term sheet, or any act, event or transaction related or attendant thereto, the agreements of Lender contained therein, the possession, use, operation or control of any of the assets of Borrower, the making of any loan or any other advances, the management of any loan or other advances or any collateral or any other matter whatsoever.

12.          Representations, Warranties and Agreements.  Borrower represents, warrants and agrees that:

12.1         Existence and Power.  Borrower: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; and (b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver, and perform its obligations under this Agreement, the Credit Agreement, the Warrants and the other Financing Documents to which it is a party.

12.2         Authorization; No Contravention.  The execution, delivery and performance by Borrower of this Agreement, the Credit Agreement, the Warrants and the other Financing Documents to which it is a party have been duly authorized by all necessary action, and do not: (i) contravene the terms of any of Borrower’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Financing Document or other Contractual Obligation to which Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which Borrower or its Property is subject; or (iii) violate any Requirement of Law binding on Borrower.

12.3         Warrants, Etc. The Statement of Resolution Establishing Series of Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock of Borrower and the Statement of Resolution Establishing Series of Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock of Borrower have been filed with the Secretary of State of Illinois and are effective.  The Series E Warrant is exercisable, upon the basis and upon the terms and conditions specified therein, for the same number of shares of Borrower Series E Preferred Stock as the number of shares of Series C Preferred Stock issuable upon the exercise of the Series C Warrant immediately prior to the effectiveness of this Agreement and the transactions contemplated hereby; and the Series F Warrant is exercisable, upon the basis and upon the terms and conditions specified therein, for the same number of shares of Borrower Series F Preferred Stock as the number of shares of Series D Preferred Stock issuable upon the exercise of the Series D Warrant immediately prior to the Reincorporation immediately prior to the effectiveness of this Agreement and the transactions contemplated hereby.  The authorized, issued and outstanding Equity Interests of Borrower as of the Effective Date are as set forth on attached Schedule 7.2.  The issuance of (i) the shares of Borrower Series E Preferred Stock and Borrower Series F Preferred Stock issuable upon exercise of the Warrants and (ii) the shares of common stock of Borrower into which such shares of Borrower Series E Preferred Stock and the Borrower Series F Preferred Stock are convertible, in accordance with the Series E Statement of Resolution and the Series F Statement of Resolution, respectively, has been duly authorized by all necessary corporate action on the part of Borrower.  The Borrower has duly reserved for issuance, out of its authorized and unissued shares of capital stock, (i) such number of shares of Borrower Series E Preferred Stock and Borrower Series F Preferred Stock as are issuable upon the exercise of the Series E Warrant and Series F Warrant, respectively, and (ii) such number of shares of common stock of Borrower into which such shares of Borrower Series E Preferred Stock and Borrower Series F Preferred Stock are convertible, in accordance with the Series E Statement of Resolution and the Series F Statement of Resolution, respectively, as of the date hereof.  All of the shares of Borrower Series E Preferred Stock and Borrower Series F Preferred Stock issuable upon the exercise of the Warrants will be, upon such exercise, and all of the shares of common stock of Borrower issuable upon the conversion of such shares of Borrower Series E Preferred Stock and Borrower Series F Preferred Stock will be, upon such conversion, validly issued, fully paid, and non-assessable and free of statutory and contractual preemptive rights.  The issuance by Borrower of the Borrower Series E Preferred Stock and Borrower Series F Preferred Stock to Lender upon the exercise of the Warrants and the issuance of the common stock of Borrower to Lender upon the conversion of such Borrower Series E Preferred Stock and Borrower Series F Preferred Stock do not require registration under the Securities Act of 1933, as amended, or registration or qualification under the securities laws of the State of Illinois.

12.4         Governmental Authorization.  No approval, consent, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement, the Credit Agreement, the Warrants and the other Financing Documents to which it is a party, except those obtained or made on or prior to the date of this Agreement.

12.5         Binding Effect.  This Agreement, the Credit Agreement, the Warrants and the other Financing Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

12.6         Conditions.  Each of the conditions to the occurrence of the Effective Date set forth in Section 9 of this Agreement has occurred and each of the representations and warranties set forth in this Agreement are true and correct in all material respects.

12.7         Survival.  All indemnification obligations of Borrower contained in the Credit Agreement and the other Financing Documents shall survive and continue in favor of Lender and each other indemnified Person thereunder.  In addition, the representations, warranties and agreements made in this Agreement, or in any document delivered pursuant hereto, shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein or contemplated hereby or by the Financing Documents.

13.          Effect.

13.1         Upon the Effective Date, each reference in any of the Agreements and all documents, instruments and agreements executed and/or delivered in connection with any of the Agreements to any agreement amended or amended and restated in connection with the conditions to the Effective Date shall mean and be a reference to the agreement, instrument or document as so amended or so amended and restated.

13.2         Except for the Series C Warrant (which is being exchanged for the Series E Warrant pursuant to Section 8.1 hereof) and the Series D Warrant (which is being exchanged for the Series F Warrant pursuant to Section 8.2 hereof), the Credit Agreement, the other Financing Documents and all documents, instruments and agreements executed and/or delivered in connection with any of the Financing Documents shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

13.3         The execution, delivery and effectiveness of this Agreement shall not: (a) operate as a waiver of any Default or Event of Default; (b) operate as a waiver of any right, power or remedy of Lender; or (c) constitute a waiver of any other provision of the Credit Agreement or any other Financing Document.

13.4         Each of this Agreement and the Warrants shall be deemed to be Financing Documents under the Credit Agreement.

14.          General.

14.1         Further Assurances.  Promptly upon request by Lender, Borrower shall, and Borrower shall cause each of its Subsidiaries to, take such additional actions as Lender may reasonably require from time to time in order to: (a) carry out more effectively the purposes of this Agreement; and (b) better assure, convey, grant, assign, transfer, preserve, protect and confirm to Lender the rights granted or now or hereafter intended to be granted to Lender under this Agreement or under any other document executed in connection therewith.

14.2         Costs and Attorneys’ Fees.  Borrower shall reimburse Lender on demand for all expenses and fees paid or incurred in connection with the analysis, documentation, negotiation and closing of this Agreement, including the reasonable fees and expenses of Lender’s attorneys and paralegals and consultants (whether such attorneys and paralegals are employees of Lender or are separately engaged by Lender), whether such expenses and fees are incurred prior to or after the date hereof.

14.3         Parties.  Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of Borrower and the successors and assigns of Lender, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of said successors and assigns.

14.4         Choice of Law.  This Agreement shall be deemed to be executed and has been delivered and accepted in Chicago, Illinois by signing and delivering it there.  This Agreement shall be governed and controlled by, and construed in accordance with  the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects.  Any dispute between the parties hereto arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws and not the conflicts of law provisions of the State of Illinois.

14.5         Waiver of Jury Trial.  Borrower and Lender waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Lender and Borrower arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement or any other instrument, document or agreement executed or delivered in connection therewith or the transactions related thereto.  Borrower and Lender hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any party may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

14.6         Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the  remainder of such provision or the remaining provisions of this Agreement.

14.7         Section Titles.  Article, section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

14.8         Counterparts.  This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument.  The delivery of a copy of an executed counterpart of the signature page to this Agreement by telecopier or other electronic means (including by email) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Amendment Agreement has been duly executed as of the day and year first above written.

MIDLAND STATES BANCORP, INC.

By:	/s/ Douglas J. Tucker

Name:	Douglas J. Tucker

Title:	Senior Vice President and Corporate Counsel

RICHARD E. WORKMAN 2001 TRUST

By:	/s/ Richard E. Workman
Name:	Richard E. Workman
Title:	Trustee

(Signature Page to Amendment Agreement)

EXHIBIT A

Revised Exhibit A to Registration Rights Agreement

*     *     *

FORM OF JOINDER TO THE

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) is made and entered into as of [                ], by and between Midland States Bancorp, an Illinois corporation (the “Company”), and [                ] (the “Holder”).  This Joinder joins the Holder to the Registration Rights Agreement, dated as of December 31, 2010 (as heretofore amended, modified or supplemented from time to time, the “Agreement”), by and among the Company and the Initial Holder (as defined in the Agreement).  Capitalized terms used in this Joinder but not otherwise defined will have the meanings set forth in the Agreement.

WHEREAS, (i) the Holder has acquired, directly or indirectly, shares of Common Stock through the acquisition of Warrants, shares of Series E Preferred Stock or Series F Preferred Stock issued upon the exercise of the Warrants, or shares of Common Stock issued upon the conversion of such Series E Preferred Stock or Series F Preferred Stock (the “Purchased Shares”), (ii) the Company desires to grant to the Holder certain registration rights in accordance with the terms of the Agreement, and (iii) it is a condition to the transfer or grant of such rights to the Holder that the Holder agrees to be bound by the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Joinder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.             Agreement to be Bound.  The Holder and the Company agree that upon execution of this Joinder, the Holder will become a party to the Agreement and will be fully bound by, and subject to all of the covenants, terms and conditions of the Agreement as though an original party to the Agreement, and the Purchased Shares will be deemed Registrable Securities for all purposes of the Agreement, subject to the terms and conditions contained in the Agreement.

2.             Successors and Assigns.  Except as otherwise provided in this Joinder, this Joinder will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holder and any subsequent Holders of the Purchased Shares and the respective successors and assigns of each of them, so long as they hold such shares.

3.             Counterparts.  This Joinder may be executed in multiple counterparts (including facsimile and electronic counterparts), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, and all of which taken together shall constitute one and the same agreement.

4.             Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Joinder shall be governed by, and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

5.             Descriptive Headings.  The headings in this Joinder are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Joinder or any provision of this Joinder.

IN WITNESS WHEREOF, the parties to this Joinder have executed this Joinder as of the date first above written.

MIDLAND STATES BANCORP, INC.

By:
Its:

[HOLDER]

EXHIBIT B

Form of Series E Warrant

[See Exhibit 10.5 to this Form S-1]

EXHIBIT C

Form of Series F Warrant

[See Exhibit 10.6 to this Form S-1]

EXHIBIT D

EXCHANGE OF SERIES E AND F WARRANTS

for

SERIES C AND D WARRANTS

and

AMENDMENT NO. 1 TO

AMENDED AND RESTATED CREDIT AGREEMENT

between

MIDLAND STATES BANCORP, INC. (“Issuer”)

and

RICHARD E. WORKMAN 2001 TRUST (“Purchaser”)

May 11, 2011

Document Checklist:

1.                                       Amendment Agreement between Issuer and Purchaser amending the following documents:

(a)                                  the Credit Agreement;

(b)                                 the Amended and Restated 2009 Exchange and Warrant Purchase Agreement between Issuer and Purchaser;

(c)                                  the Amended and Restated 2010 Exchange and Warrant Purchase Agreement between Issuer and Purchaser; and

(d)                                 the Registration Rights Agreement between Issuer and Purchaser.

2.                                       Preferred Stock Purchase Warrant issued by Issuer in favor of Purchaser regarding Issuer’s Series E Preferred Stock

3.                                       Preferred Stock Purchase Warrant issued by Issuer in favor of Purchaser regarding Issuer’s Series F Preferred Stock

4.                                       Certificate of Secretary of Issuer including certificate as to incumbency of the following:

(a)	Exhibit A	Articles of Incorporation of Issuer and all amendments thereto certified by the Secretary of State of the State of Illinois
(b)	Exhibit B	By-laws of Issuer
(c)	Exhibit C	Resolutions of Board of Directors of Issuer approving exchange, including:

(i)                                     Statement of Resolutions Establishing Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock

(ii)                                  Statement of Resolutions Establishing Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock

5.                                       Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

6.                                       Certificate of Good Standing of Issuer from the Secretary of State of Illinois

7.                                       Consent of Lender, pursuant to Section 6.10 of the Credit Agreement, to amend, modify, cancel or supplement Related Documents as contemplated by this Agreement

8.                                       On or before May 20, 2011, a Statement of Correction relating to the Statement of Resolutions Establishing Series E 9% Non-Cumulative Perpetual Preferred Stock, as filed with the Secretary of State of Illinois

9.                                       On or before May 20, 2011, a Statement of Correction relating to the Statement of Resolutions Establishing Series F 9% Non-Cumulative Perpetual Preferred Stock, as filed with the Secretary of State of Illinois

EXHIBIT E

Form of Statement of Resolutions Establishing Series E 9% Non-Cumulative Perpetual
Convertible Preferred Stock

[See Exhibit 3.1 to this Form S-1]

EXHIBIT F

Form of Statement of Resolutions Establishing Series F 9% Non-Cumulative Perpetual
Convertible Preferred Stock

[See Exhibit 3.1 to this Form S-1]

SCHEDULE 7.2

Authorized Equity Interests of Borrower

(a)                                  Common Stock:  The Borrower has authorized 40,000,000 shares of common stock, 4,249,777 shares of which have been issued and remain outstanding as of May 11, 2011.

(b)                                 Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Series C Preferred Stock”).  The Borrower has currently authorized 3,130 shares of Series C Preferred Stock, 2,360 shares of which are outstanding.

(c)                                  Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Series D Preferred Stock”).  The Borrower has currently authorized 4,400 shares of Series D Preferred Stock, 2,377 shares of which are outstanding.

(d)                                 Series E 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Series E Preferred Stock”).  The Borrower has currently authorized 630 shares of Series E Preferred Stock, and none of such shares are outstanding.

(e)                                  Series F 9% Non-Cumulative Perpetual Convertible Preferred Stock (“Series F Preferred Stock”).  The Borrower has currently authorized 500 shares of Series F Preferred Stock, and none of such shares are outstanding.

(f)                                    Stock Options.

Exerciserable	Non-Exercisable	Total Outstanding
183,610	390,260	573,870

(g)                                 Restricted Stock.  Included in the 4,249,777 shares of common stock listed in item (a) above are 31,360 shares which are restricted as to transferability.

(h)                                 Authorized Equity Interests of Subsidiaries.  Midland States Bank (the “Bank”) is the sole subsidiary of the Borrower.  All authorized and outstanding equity interests of the Bank are currently held by the Borrower.